                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  April 7, 2000
                        (Date of earliest event reported)


                                   HYSEQ, INC.
             (Exact name of Registrant as specified in its charter)



        Nevada                      0-22873                     36-3855489
      (State of              (Commission File No.)            (IRS Employer
     Incorporation)                                        Identification No.)



                               670 Almanor Avenue
                           Sunnyvale, California 94086
          (Address of principal executive offices, including zip code)

                                 (408) 524-8100
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

         On April 7, 2000, the Registrant contacted its former independent accountants, Ernst & Young LLP ("E&Y") to advise them that prospective new independent accountants would contact them as part of their due diligence. The Registrant subsequently confirmed to E&Y that they were dismissed effective as of April 7, 2000.

         During the fiscal years ended December 31, 1999 and 1998 and the subsequent interim period, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

         E&Y's reports on the financial statements for the years ended December 31, 1999 and 1998, contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

         The prospective independent accountants have not completed their due diligence review of the Registrant and accordingly new independent accountants have not been engaged as of the date of this Report on Form 8-K. Authorization to seek new independent accountants was approved by the Audit Committee and Board of Directors of the Registrant.

         The Registrant has provided E&Y with a copy of this disclosure and requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the aforementioned letter is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

         16      Former Accountants Letter

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  HYSEQ, INC.

                                                  /s/ Mark E. Gitter
                                                  ------------------------------
                                                  Name: Mark E. Gitter
                                                  Title: Chief Financial Officer
Date: April 13, 2000

                                  EXHIBIT INDEX



Exhibit No.                        Description of Exhibit
-----------                        ----------------------

   16                              Former Accountants Letter